BLACK STONE MINERALS COMPANY, L.P.

2012 EXECUTIVE INCENTIVE PLAN

WITNESSETH:

WHEREAS, Black Stone Minerals Company, L.P. desires to establish the Black Stone Minerals Company, L.P. 2012 Executive Incentive Plan as an unfunded bonus plan to advance the best interests of the Company, its affiliates and its partners by providing eligible executives of the Company with additional performance incentives, thereby encouraging them to continue in their employment with the Company;

WHEREAS, it is intended that the Plan shall constitute a bonus program within the meaning of Department of Labor Regulation § 2510.3-2(c);

NOW THEREFORE, the Plan is hereby established, effective January 1, 2012, as follows.

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The words and phrases defined in this ARTICLE I shall have the meaning set forth below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

(a) “Affiliate” means any person which, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, the Company. For purposes of the immediately preceding sentence, the term “control” (and derivations thereof) when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of securities that ordinarily (apart from rights accruing under special circumstances) have the right to vote at elections of managers of a limited liability company or directors of a corporation or persons performing functions similar to members of the board of directors of a corporation, by contract or otherwise.

(b) “Base Salary” means a Participant’s base salary or wages from the Company (as defined in section 3401(a) of the Code for purposes of federal income tax withholding), modified by including any portion thereof that such Participant could have received in cash in lieu of any elective deferrals made by the Participant pursuant to a nonqualified deferred compensation arrangement or pursuant to a qualified cash or deferred arrangement described in section 401(k) of the Code and any elective contributions under a cafeteria plan described in section 125 of the Code, and modified further by excluding any bonus, incentive compensation (including but not limited to equity-based compensation), commissions, expense reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation (other than elective deferrals by the Participant under a qualified cash or deferred arrangement described in section 401(k) of the Code or a nonqualified deferred compensation arrangement that are expressly included in “Base Compensation” under the foregoing provisions of this definition), welfare benefits as defined in ERISA, overtime pay, special performance compensation amounts and severance compensation.

(c) “Board” means the Board of Managers of the General Partner.

(d) “BOE” means a barrel of oil equivalent which is one barrel (42 US gallons) of crude oil or six thousand (6,000) cubic feet of natural gas.

(e) “Budget” means the Company’s annual budget for a Performance Period Year that was adopted by the Board for such Performance Period Year.

(f) “Cause” has the meaning set forth in Section 5.1.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means the Compensation Committee of the Board, or in the event there is no Compensation Committee, the entire Board.

(i) “Company” means Black Stone Minerals Company, L.P., a Delaware limited partnership and any successor thereto.

(j) “Disability” means a mental or physical condition resulting from an injury or illness that renders a Participant incapable of performing the essential functions of his or her position with reasonable accommodations from the Company for 90 days out of any 120 day period.

(k) “Employment” or “employed,” when used with respect to any Participant, refers to such Participant’s employment by the Company or any of its Affiliates.

(l) “Employment Agreement” means a written employment agreement in effect between a Participant and the Company or an Affiliate.

(m) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(n) “General Partner” means Black Stone Natural Resources, L.L.C., a Delaware limited liability company and the general partner of the Company.

(o) “Good Reason” shall have the meaning given to such term in the Participant’s Employment Agreement, if any.

(p) “Incentive Bonus” means a bonus calculated under Section 4.1 and payable to a Participant under the Plan.

(q) “LTI Target Award Level” means, with respect to a Participant, the amount designated as the LTI Target Award Level for the Participant in the Notice of Award issued by the Committee to the Participant for a Performance Period.

(r) “Notice of Award” means the Notice of Award of Target Incentive Bonus issued by the Committee under the Plan to the Participant for a Performance Period.

(s) “Participant” means an executive of the Company who is listed in Section 2.1, has been issued a Notice of Award with respect to the applicable Performance Period, and is participating in the Plan for such Performance Period.

(t) “Performance Award Allocation Percentage” means fifty percent (50%).

(u) “Performance Period” means the three (3) year period that begins on the first day of the first calendar year with respect to which a Target Incentive Bonus is awarded to a Participant under Article III as designated in the Notice of Award issued to such Participant and ending on the last day of the second year following the first calendar year with respect to which such Target Incentive Bonus is awarded.

(v) “Performance Period Year” means a calendar year during an applicable Performance Period.

(w) “Plan” means the Black Stone Minerals Company, L.P. 2012 Executive Incentive Plan set forth herein, as it may be amended from time to time.

(x) “Production Payout Percentage of Target” means, with respect to a Performance Period Year, the amount set forth on Appendix A next to the Production Performance Percentage achieved for such Performance Period Year.

(y) “Production Performance Percentage” means the quotient of (i) the amount of production (expressed as BOE) achieved by the Company for the applicable Performance Period Year divided by (ii) the Production Target for the applicable Performance Period Year.

(z) “Production Target” means the budgeted amount of the Company’s production (expressed as BOE) for the applicable Performance Period Year set forth in the Budget for such Performance Period Year, adjusted for changes in the number of Units outstanding during the Performance Period Year by dividing such budgeted amount of the Company’s production by the number of Units outstanding effective as of the first day of such Performance Period Year (including all Units that were issued to a member of the Board or an employee of the Company as compensation effective as of the first day of such Performance Period Year) and then multiplying such amount by the arithmetic mean of the number of Units outstanding on January 1, April 1, July 1 and October 1 of such Performance Period Year (provided, however, that for purposes of calculating the “Production Target” for a Performance Period Year, any Units that are repurchased by the Company at any time during such Performance Period Year will reduce the number of Units outstanding during such Performance Period Year as of the date on which such Units are repurchased and not as of the date the repurchase is effective if the repurchase is effective retroactive to a date prior to the date of purchase).

(aa) “Reserve Payout Percentage of Target” means, with respect to a Performance Period Year, the amount set forth on Appendix B next to the Reserve Performance Percentage achieved for such Performance Period Year.

(bb) “Reserve Performance Percentage” means the quotient of (i) the amount of the Company’s reserves (expressed as BOE) as of the last day of the applicable Performance Period Year divided by (ii) the Reserve Target for such Performance Period Year.

(cc) “Reserve Target” means the budgeted amount of the Company’s reserves (expressed as BOE) as of the last day of the applicable Performance Period Year set forth in the Budget for such Performance Period Year, adjusted for changes in the number of Units outstanding during the Performance Period Year by dividing such budgeted amount of the Company’s reserves by the number of Units outstanding effective as of the first day of such Performance Period Year (including all Units that were granted to a member of the Board or an employee of the Company as compensation effective as of the first day of such Performance Period Year) and then multiplying such amount by the number of Units outstanding effective as of the close of business on the last day of such Performance Period Year (provided, however, that for purposes of calculating the “Reserve Target” for a Performance Period Year any Units that are repurchased by the Company after the first day of such Performance Period Year but effective as of the first day of such Performance Period Year will not reduce the number of Units outstanding effective as of the first day of such Performance Period Year).

(dd) “Section 409A” means Section 409A of the Code and the Department of the Treasury rules and regulations issued thereunder.

(ee) “Target Incentive Bonus” means an Incentive Bonus opportunity awarded by the Committee to a Participant under the Plan.

(ff) “Unit” means a Class A Common Unit of the Company.

ARTICLE II

ELIGIBILITY

Section 2.1 Eligibility to Participate. The executives of the Company who are eligible to receive Incentive Bonus awards under the Plan are:

Name of Executive

Thomas L. Carter, Jr.

Mark Carroll

Holbrook Dorn

Mark Harmon

Allan Skov

William Tom

Mark Robinson

Samuel Crabb

Section 2.2 Termination of Participation. If a Participant’s employment terminates during a Performance Period for any reason other than the Participant’s death or Disability or the termination of the Participant’s employment by the Company without Cause or termination by the Participant under the Participant’s Employment Agreement for Good Reason, the Participant shall cease to participate in the Plan on the date such Participant’s employment terminates and such Participant shall not be entitled to receive an Incentive Bonus (or any unpaid 2012 Payment or 2013 Payment as those terms are defined in Section 4.1) for such Performance Period or any subsequent Performance Period.

ARTICLE III

AWARD OF INCENTIVE BONUS OPPORTUNITY UNDER THE PLAN

During the term of the Plan, the Committee may, in its sole discretion, award, for a Performance Period, to an individual listed in Section 2.1 who is then employed by the Company or an Affiliate a Target Incentive Bonus under the Plan in an amount equal to:

A x B x C

where “A” is the amount of the Participant’s Base Salary in effect on the first day of the applicable Performance Period, “B” is the Participant’s LTI Target Award Level for such Performance Period, and “C” is the Performance Award Allocation Percentage.

ARTICLE IV

CALCULATION AND PAYMENT OF INCENTIVE BONUS UNDER THE PLAN

Section 4.1 Incentive Bonus Amount. If a Participant who was awarded an opportunity to receive an Incentive Bonus under Article III for a Performance Period has remained employed by the Company throughout the applicable Performance Period then the Participant shall be entitled to receive from the Company an Incentive Bonus with respect to such Performance Period in an amount equal to:

((A + B) ÷ C) x D

where “A” is the average of the Production Payout Percentage of Target for the three (3) Performance Period Years included in the applicable Performance Period, “B” is the average of the Reserve Payout Percentage of Target for the three (3) Performance Period Years included in the applicable Performance Period, “C” is the number two (2), and “D” is the amount of the Target Incentive Bonus awarded to the Participant for such Performance Period under ARTICLE III. Notwithstanding any other provision of this Section 4.1 or any other provision of the Plan to the contrary, the Incentive Bonus amount for the Performance Period beginning January 1, 2012, and ending December 31, 2014 (the “2012-14 Performance Period”), shall be the positive excess, if any, of the amount determined under the first sentence of this Section 4.1 for the 2012-14 Performance Period minus the aggregate amounts set forth on the Participant’s Notice of Award for the 2012-14 Performance Period that are designated as the 2012 Payment (the “2012 Payment”) and the 2013 Payment (the “2013 Payment”).

Section 4.2 Incentive Bonus Amount Payable For Year of Termination of Employment.

(a) Death, Disability, Termination Without Cause or for Good Reason. Notwithstanding Section 4.1, if during a Performance Period a Participant’s employment terminates due to the Participant’s death, Disability, termination by the Company without Cause or termination by the Participant under the Participant’s Employment Agreement for Good Reason, the Participant’s estate or the Participant, as the case may be, shall nevertheless be entitled to receive from the Company an Incentive Bonus for a Performance Period that includes the calendar year in which the Participant’s employment terminates due to the Participant’s death, Disability, termination by the Company without Cause or termination by the Participant under the Participant’s Employment Agreement for Good Reason, payable on the date provided in Section 4.3, with respect to such Performance Period equal to the product of (i) the quotient of (A) the number of days the Participant was employed during such Performance Period divided by (B) the number of days in such Performance Period, times (ii) the amount of the Incentive Bonus that would have been payable to the Participant under Section 4.1 if the Participant had been employed for the entire Performance Period. Notwithstanding Section 4.1, if prior to the last day of the calendar year 2012 or the calendar year 2013 a Participant’s employment terminates due to the Participant’s death, Disability, termination by the Company without Cause or termination by the Participant under the Participant’s Employment Agreement for Good Reason, the Participant’s estate or the Participant, as the case may be, shall nevertheless be entitled to receive from the Company a portion of the 2012 Payment or 2013 Payment, as applicable, payable on the date provided in Section 4.3, equal to the product of (i) the quotient of (A) the number of days the Participant was employed during the calendar year 2012 (with respect to the 2012 Payment) or the calendar year 2013 (with respect to the 2013 Payment) divided by (B) the number of days in the calendar year 2012 (with respect to the 2012 Payment) or the calendar year 2013 (with respect to the 2013 Payment), times (ii) the amount of the 2012 Payment or the 2013 Payment, as applicable.

(b) Other Termination of Employment. If a Participant’s employment terminates during a Performance Period for any reason other than the Participant’s death, Disability, termination by the Company without Cause or termination by the Participant under the Participant’s Employment Agreement for Good Reason, the Participant shall forfeit to the Company all rights to any Target Incentive Bonus and any Incentive Bonus with respect to a Performance Period that includes the calendar year in which the Participant’s employment so terminates and any subsequent Performance Period. If a Participant’s employment terminates during the calendar year 2012 for any reason other than the Participant’s death, Disability, termination by the Company without Cause or termination by the Participant under the Participant’s Employment Agreement for Good Reason, the Participant shall forfeit to the Company all rights to 2012 Payment and the 2013 Payment, and if a Participant’s employment terminates during the calendar year 2013 for any reason other than the Participant’s death, Disability, termination by the Company without Cause or termination by the Participant under the Participant’s Employment Agreement for Good Reason, the Participant shall forfeit to the Company all rights to the 2013 Payment.

Section 4.3 Time of Payment. An Incentive Bonus payable to a Participant under the Plan shall be paid on March 15 immediately following the last day of the applicable Performance Period with respect to which the Incentive Bonus is payable. The 2012 Payment shall be paid on May 24, 2013, and the 2013 Payment shall be paid on March 15, 2014.

Section 4.4 Form of Payment. An Incentive Bonus payable to a Participant under the Plan for any Performance Period, and the 2012 Payment and the 2013 Payment, shall be paid by the Company in cash.

Section 4.5 Payment of Incentive Bonus as Required under Order Issued in Connection with Divorce. If an order, judgment or decree dividing the community or marital interest of a Participant and his or her spouse in any Incentive Bonus payable under the Plan to the Participant is issued by a court in connection with divorce proceedings for the Participant and his or her spouse (a “domestic relations order”), then all interests awarded to the spouse will remain subject to the terms of the Plan including the forfeiture provisions under ARTICLE V as if such interest had not been so divided and such interest shall be paid to the spouse, following the acceptance of the domestic relations order by the Committee, at the time and in the manner such interest would have been paid to the Participant and shall remain subject to the terms of the Plan including any Forfeiture Restrictions applicable to the Incentive Bonus payment. All taxes and other withholdings required by applicable law may be deducted and withheld from any payments to such spouse. The Committee shall have the sole and absolute discretion to interpret and construe a domestic relations order, including interpreting how the order divides the

Participant’s Incentive Bonus between the Participant and his or her spouse, the time any amount subject to the domestic relations order shall be paid, and the amount of taxes to be withheld, and all such determinations of the Committee shall be binding on all parties in interest. Any benefits payable to a spouse pursuant to the terms of a domestic relations order shall be subject to all provisions and restrictions of the Plan and any dispute regarding such benefits shall be resolved pursuant to the claims procedures set forth in Section 6.5.

ARTICLE V

FORFEITURE

Section 5.1 Forfeiture for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Committee determines that a Participant’s employment was terminated by the Company or any Affiliate for one or more of the reasons set forth below (“Cause”):

(a) The Participant’s failure or refusal to perform or observe any material term or provision of his or her Employment Agreement (including voluntarily terminating his or her employment with the Company) or to materially follow and satisfactorily perform (in the Company’s reasonable discretion) any lawful directions of the Board or an officer of the Company to whom the Participant reports;

(b) The Participant’s indictment for or conviction of, or plea of guilty or nolo contendere to a charge that he or she committed, a felony or other crime of moral turpitude;

(c) The Participant’s perpetration of an act of fraud or dishonesty against or involving, or theft of property of, the Company or any Affiliate;

(d) The Participant’s violation of any applicable federal, state or local law or regulation relating to the business of the Company and/or its Affiliates which results in the Participant, the Company or any Affiliate becoming the subject of any legal action or administrative proceeding or a suspension of any right or privilege;

(e) The Participant’s commission of any act that causes, or the Participant’s knowing or reckless failure to take reasonable and appropriate action to prevent, any material injury to the financial condition or business reputation of the Company or any Affiliate; or

(f) The Participant’s chronic alcoholism, drug addiction or any other form of addiction that materially impairs the Participant’s ability to perform his or her duties as an employee, including, but not limited to, the terms and provisions of his or her Employment Agreement, if any, as determined by a physician retained by the Company (and the conclusion of such physician shall be determinative);

then the Participant shall forfeit to the Company all Incentive Bonuses not yet paid to him or her under the Plan (including any unpaid 2012 Payment and 2013 Payment). No determination made by the Committee under this Section 5.1 will have any effect on the finality of the termination of the Participant’s employment by the Company.

Section 5.2 Determinations Shall be Made by the Committee. The Committee, in the Committee’s sole and absolute discretion, shall make all determinations required or necessary under this ARTICLE V. In the event of conduct by a Participant which violates, or which the Committee believes may violate, the provisions of Section 5.1, the Company may withhold any payments due the Participant pending a determination of the potential breach and forfeiture. The determination of whether a Participant’s conduct violates the provisions of Section 5.1 shall be made by the Committee after full consideration of the facts presented both on behalf of the Company, any Affiliate and the Participant. The decision of the Committee, in the Committee’s discretion, as to all such matters including the commission of the act and the damage done to the Company or an Affiliate shall be final and binding upon all interested parties. No decision of the Committee shall affect the finality of the discharge, if any, of the Participant by the Company or an Affiliate in any manner.

ARTICLE VI

ADMINISTRATION

Section 6.1 Administrator of the Plan. The Plan shall be administered by the Committee.

Section 6.2 Powers of the Committee. The Committee shall have the exclusive responsibility for the general administration of the Plan according to the terms and provisions of the Plan and will have all the powers necessary to accomplish those purposes including, but not by way of limitation, the right, power and authority:

(a) to make rules and regulations for the administration of the Plan;

(b) to construe all terms, provisions, conditions and limitations of the Plan;

(c) to correct any defects, apply any omissions or reconcile any inconsistencies that may appear in the Plan in the manner and to the extent the Committee deems expedient to carry the Plan into effect for the greatest benefit of all parties in interest;

(d) to determine all controversies relating to the administration of the Plan, including but not limited to:

(i) differences of opinion arising between the Company, an Affiliate and a Participant; and

(ii) any question the Committee deems advisable to determine in order to promote the uniform administration of the Plan for the benefit of all parties in interest; and

(e) to determine the amount of any Incentive Bonus to be paid under the Plan to each Participant, and to determine and construe all Plan terms and conditions that apply to an Incentive Bonus payable to a particular Participant.

Section 6.3 Committee Discretion. The Committee in exercising any power or authority granted under the Plan or in making any determination under the Plan shall perform or refrain from performing those acts in the Committee’s sole discretion and judgment. Any decision made by the Committee or any refraining to act or any act taken by the Committee in good faith shall be final and binding on all parties in interest. The Committee’s decisions shall never be subject to de novo review.

Section 6.4 Liability and Indemnity of the Committee. No person acting as a member of the Committee shall be liable for any act done or any determination made under the Plan in good faith. The Company shall, to the fullest extent permitted by law, indemnify and hold each such person acting with respect to the Plan harmless from any and all claims, causes of action, damages and expenses (including reasonable attorneys’ fees and expenses) incurred by such person in connection with or otherwise relating to his or her service in such capacity.

Section 6.5 Claim Review Procedures; Claim Appeals Procedures.

(a) Claim Review Procedures. When a benefit is due but unpaid in the time allowed by the Plan, then the Participant or the person entitled to benefits under the Plan (the “claimant”) should submit a claim to the Committee. Under normal circumstances, the Committee will make a final decision as to a claim within 90 days after receipt of the claim. If the Committee notifies the claimant in writing during the initial 90-day period, it may extend the period up to 180 days after the initial receipt of the claim. The written notice must describe the need for the extension and the anticipated date for the final decision. If a claim is denied during the claim period, the Committee must notify the claimant in writing, and the written notice must set forth in a clear manner:

(i) the specific reason or reasons for the denial;

(ii) a specific reference to the Plan provisions on which the denial is based;

(iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(iv) an explanation of the Plan’s claim review procedures and time limits, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA.

If a decision is not given to the Participant within the claim review period, the claim is treated as if it were denied on the last day of the claim review period.

(b) Claim Appeal Procedures. If a claimant’s claim made pursuant to Section 6.5(a) is denied and he or she wants a review, he or she must apply to the Committee in writing. That application may include any arguments, written comments, documents, records, and other information relating to the claim for benefits. In addition, the claimant may receive on request and free of charge reasonable access to and copies of all information relevant to the claim. For this purpose, “relevant” means information that was relied on in making the benefit determination or that was submitted, considered or generated in the course of making the determination, without regard to whether it was relied on, and information that demonstrates compliance with the Plan’s administrative procedures and safeguards for assuring and verifying that Plan provisions are applied consistently in making benefit determinations. The Committee must take into account the information submitted by the claimant relating to the claim without regard to whether the information was submitted or considered in the initial benefit determination. The claimant may appear pro se or appoint one or more representatives, each of whom shall have the right to inspect all documents pertaining to the claim and its denial. The Committee may schedule any meeting with the claimant or his or her representative(s) that is necessary or appropriate to complete its review.

The request for review must be filed within 90 days after the denial. If it is not, the denial becomes final. If a timely request is made, the Committee must make its decision, under normal circumstances, within 60 days of the receipt of the request for review. However, if the Committee notifies the claimant before the expiration of the initial review period, it may extend the period of review up to 120 days following the initial receipt of the request for a review. All decisions of the Committee must be in writing and must include the specific reasons for its action, the Plan provisions on which its decision is based, and a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, and a statement of the claimant’s right to bring an action under section 502(a) of ERISA If a decision is not given to the claimant within the review period, the claim is treated as if it were denied on the last day of the review period.

ARTICLE VII

AMENDMENT AND TERMINATION OF THE PLAN

Section 7.1 Right to Amend or Terminate. The Board may amend or terminate the Plan at any time.

Section 7.2 No Retroactive Effect on Awarded Benefits. Without the Participant’s consent, no amendment or termination of the Plan will adversely affect the rights of any Participant to an Incentive Bonus for any Performance Period that includes the calendar year in which the Plan is amended or terminated.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Governing Law. The Plan shall be governed by the laws of the State of Texas.

Section 8.2 Plan Not an Employment Contract. The Plan is not a contract between the Company and the Participant that gives any Participant the right to be retained in the employment of the Company, to interfere with the rights of the Company to discharge any Participant at any time, or to interfere with the Participant’s right to terminate his or her employment at any time.

Section 8.3 No Implied Rights. Nothing in the Plan shall be construed to (a) limit in any way the right of the Company or an Affiliate to terminate a Participant’s employment with the Company or one or more Affiliates at any time, (b) evidence any agreement or understanding, express or implied, that the Company or an Affiliate will employ a Participant in any particular capacity or for any particular period or (c) entitle an individual listed in Section 2.1 to receive an Incentive Bonus under the Plan for any particular Performance Period except as determined by the Committee and established by a Notice of Award issued to such individual by the Committee in accordance with the terms of the Plan.

Section 8.4 Nonalienation of Benefits. No right or benefit provided under the Plan will be transferable by the Participant except as provided in Section 4.5. No such right or benefit will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same will be void. No such right or benefit will in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits.

Section 8.5 Reliance Upon General Credit of the Company. It is specifically recognized that the Plan is only a general partnership commitment and that each Participant must rely upon the general credit of the Company or its successor for the fulfillment of all obligations under the Plan. No specific assets of the Company or of any Affiliate have been set aside or pledged in any way for the performance of the Company’s or its successor’s duties under the Plan nor will any future assets be pledged or set aside in any manner to assure the performance of the Company or its successor under the Plan. Thus, the rights of all Participants and their spouses shall be those solely of unsecured creditors of the Company or its successor, as may be applicable.

Section 8.6 Tax Withholding. The Company or any Affiliate shall be entitled to deduct from any Incentive Bonus or other amount payable under the Plan (or any portion thereof) and from any other compensation payable to or with respect to the Participant any sums required by federal, state or local tax law to be withheld with respect to an Incentive Bonus or other amount paid under the Plan.

Section 8.7 Severability. If any term, provision, covenant or condition of the Plan is held to be invalid, void or otherwise unenforceable, the rest of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated.

Section 8.8 Gender and Number; Section References. If the context requires it, words of one gender when used in the Plan will include the other genders, and words used in the singular or plural will include the other. References in the Plan to one or more Sections mean the applicable section or sections of the Plan.

Section 8.9 Tax Consequences. None of the Company, the General Partner or the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to the Participant.

Section 8.10 Section 409A. To the extent applicable, the Plan shall be operated in compliance with Section 409A and the provisions of the Plan shall be construed and interpreted in accordance with such intent.

APPENDIX A

DETERMINATION OF PRODUCTION PAYOUT PERCENTAGE OF TARGET

If Production Performance Percentage is	Production Payout Percentage of Target	If Production Performance Percentage is	Production Payout Percentage of Target
Less than 70%	0.00%	101%	103.33333%
70%	50.00000%	102%	106.66667%
71%	51.66667%	103%	110.00000%
72%	53.33333%	104%	113.33333%
73%	55.00000%	105%	116.66667%
74%	56.66667%	106%	120.00000%
75%	58.33333%	107%	123.33333%
76%	60.00000%	108%	126.66667%
77%	61.66667%	109%	130.00000%
78%	63.33333%	110%	133.33333%
79%	65.00000%	111%	136.66667%
80%	66.66667%	112%	140.00000%
81%	68.33333%	113%	143.33333%
82%	70.00000%	114%	146.66667%
83%	71.66667%	115%	150.00000%
84%	73.33333%	116%	153.33333%
85%	75.00000%	117%	156.66667%
86%	76.66667%	118%	160.00000%
87%	78.33333%	119%	163.33333%
88%	80.00000%	120%	166.66667%
89%	81.66667%	121%	170.00000%
90%	83.33333%	122%	173.33333%
91%	85.00000%	123%	176.66667%
92%	86.66667%	124%	180.00000%
93%	88.33333%	125%	183.33333%
94%	90.00000%	126%	186.66667%
95%	91.66667%	127%	190.00000%
96%	93.33333%	128%	193.33333%
97%	95.00000%	129%	196.66667%
98%	96.66667%	130%	200.00000%
99%	98.33333%	Greater than 130%	200.00000%
100%	100.00000%

APPENDIX B

DETERMINATION OF RESERVE PAYOUT PERCENTAGE OF TARGET

If Reserve Performance Percentage is	Reserve Payout Percentage of Target	If Reserve Performance Percentage is	Reserve Payout Percentage of Target
Less than 70%	0.00%	101%	103.33333%
70%	50.00000%	102%	106.66667%
71%	51.66667%	103%	110.00000%
72%	53.33333%	104%	113.33333%
73%	55.00000%	105%	116.66667%
74%	56.66667%	106%	120.00000%
75%	58.33333%	107%	123.33333%
76%	60.00000%	108%	126.66667%
77%	61.66667%	109%	130.00000%
78%	63.33333%	110%	133.33333%
79%	65.00000%	111%	136.66667%
80%	66.66667%	112%	140.00000%
81%	68.33333%	113%	143.33333%
82%	70.00000%	114%	146.66667%
83%	71.66667%	115%	150.00000%
84%	73.33333%	116%	153.33333%
85%	75.00000%	117%	156.66667%
86%	76.66667%	118%	160.00000%
87%	78.33333%	119%	163.33333%
88%	80.00000%	120%	166.66667%
89%	81.66667%	121%	170.00000%
90%	83.33333%	122%	173.33333%
91%	85.00000%	123%	176.66667%
92%	86.66667%	124%	180.00000%
93%	88.33333%	125%	183.33333%
94%	90.00000%	126%	186.66667%
95%	91.66667%	127%	190.00000%
96%	93.33333%	128%	193.33333%
97%	95.00000%	129%	196.66667%
98%	96.66667%	130%	200.00000%
99%	98.33333%	Greater than 130%	200.00000%
100%	100.00000%